Exhibit 10.31

FORM OF
INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into this ___ day of _________,____ between Fiberstars, Inc., a Delaware corporation (the "Corporation"), and _____________ ("Indemnitee").

WHEREAS, Indemnitee, a director, officer, employee or agent of the Corporation (or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) (“Agent”), performs a valuable service in such capacity for the Corporation;

[WHEREAS, the Indemnitee was formerly a director, officer, employee or agent of the Corporation (or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) of Fiberstars, Inc., a California corporation which was merged with and into the Corporation (“Fiberstars California”), and was party to an Indemnification Agreement with Fiberstars California; and]

WHEREAS, the Certificate of Incorporation and Bylaws of the Corporation authorize and permit contracts between the Corporation and its Agents with respect to indemnification of such Agents;

WHEREAS, Section 145 (“Section 145”) of the General Corporation Law of Delaware (the “DCL”) under which the Corporation is organized, empowers the Corporation to indemnify its directors, officers, employees by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or directors of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

WHEREAS, in accordance with the provisions of the DCL, the Corporation may purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by Indemnitee in his or her performance as a director or officer of the Corporation; and

WHEREAS, as a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded directors and officers by such D & O Insurance and by statutory and bylaw indemnification provisions,

NOW, THEREFORE, in consideration of Indemnitee's service as an Agent of the Corporation, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized by the provisions of the DCL, as it may be amended from time to time.

2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the Certificate of Incorporation of the Corporation and the DCL.

3. Limitations on Additional Indemnity.

(a) No indemnity pursuant to Section 2 hereof shall be paid by the Corporation for any of the following:

(i) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by the Corporation;

(ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(iii) on account of Indemnitee's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(iv) in connection with any action, claim or proceeding (or part thereof) initiated by Indemnitee, or any action, claim or proceeding by Indemnitee against the Corporation (other than as permitted by Section 8) or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, or (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under Section 145;

(v) on account of Director's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof; or

(vi) if a final judicial decision having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

(b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of the Corporation shall be paid by the Corporation for any of the following:

(i) on account of acts or omissions that Indemnitee believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of Indemnitee;

(ii) with respect to any transaction from which Indemnitee derived an improper personal benefit;

(iii) on account of acts or omissions that show a reckless disregard for Indemnitee’s duty to the Corporation or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing an Agent’s duties, of a risk of serious injury to the Corporation or its shareholders;

(iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Indemnitee’s duty to the Corporation or its shareholders;

(v) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(vi) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(vii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

4. Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a Court decision described in subsection 3(a)(vi) hereof based on grounds other than any of those set forth in subsections 3(a)(ii) through (v) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Corporation (or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise).

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so as to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

(a) In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses; and

(b) Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under applicable law, the Bylaws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

(c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee's duty to the Corporation or its shareholders.

8. Enforcement. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that of any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

14. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. No Affect on Prior Indemnity Agreement. Nothing in this Agreement shall in any way alter or diminish the obligations of Corporation, as successor to Fiberstars California, under any Indemnity Agreement between Indemnitee and Fiberstars California relating to Indemnitee’s service as a director, officer, employee or agent of Fiberstars California (or serving at the request of the Fiberstars California as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise).

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

FIBERSTARS, INC.

By	__________________________________________________
Name:	__________________________________________________
Title:	__________________________________________________

INDEMNITEE

______________________________________________________
Name:	__________________________________________________